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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
  Workflow Management, Inc:

    We consent to the use of our report included herein, with respect to the consolidated statements of income, stockholder's equity and cash flows of Workflow Management, Inc. and subsidiaries for the year ended December 31, 1994 and to the reference to our firm under the heading "Experts" included herein.

KPMG PEAT MARWICK LLP

Norfolk, Virginia
March 6, 1998